FLORIDA DEPARTMENT OF STATE
Division of Corporations

February 26, 2018

ADVANCED INCORPORATING SERVICES

,

Re: Document Number P18000018135

The Certificate of Conversion and Articles of Incorporation were filed February 22, 2018, with an organizational date deemed effective September 25, 2008, for WILLIAMSVILLE SEARS MANAGEMENT, INC., the resulting Florida corporation.

The certification you requested is enclosed.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-800-829-4933 for an SS-4 form or go to www.irs.gov.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6052, the New Filing Section.

Matthew T Moon
Regulatory Specialist II
Division of Corporations

Letter Number: 518A00003936

State of Florida

Department of State

I certify from the records of this office that WILLIAMSVILLE SEARS MANAGEMENT, INC., is a corporation under the laws of the State of Florida, filed on February 22, 2018, with an organizational date deemed effective September 25, 2008.

The document number of this corporation is P18000018135.

I further certify that said corporation has paid all fees due this office through December 31, 2018, and its status is active.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-sixth day of February, 2018

GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Ken Detzner
Secretary of State

CR2EO22 (1-11)

State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion and Articles of Incorporation, filed on February 22, 2018, with an organizational date deemed effective September 25, 2008, for WILLIAMSVILLE SEARS MANAGEMENT, INC., the resulting Florida corporation, as shown by the records of this office.

The document number of this entity is P18000018135.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Twenty-sixth day of February, 2018

Ken Detzner
Secretary of State

CR2EO22 (1-11)

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Profit Corporation

This Certificate of Conversion **and attached Articles of Incorporation** are submitted to convert the following **"Other Business Entity" into a Florida Profit Corporation** in accordance with s. 607.1115, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:

White Smile Global, Inc.

Enter Name of Other Business Entity

2. The "Other Business Entity" is a corporation
(Enter entity type. Example: limited liability company, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Nevada
(Enter state, or if a non-U.S. entity, the name of the country)

on September 25, 2008.
Enter date "Other Business Entity" was first organized, formed or incorporated

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

_______________________________.

4. The name of the Florida Profit Corporation as set forth in the **attached Articles of Incorporation:**

Williamsville Sears Management, Inc.

Enter Name of Florida Profit Corporation

5. If not effective on the date of filing, enter the effective date: ____________.
(The effective date: Cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State.)
Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

FILED
18 FEB 22 PM 3:50
SECRETARY OF STATE
TALLAHASSEE, FL

Signed this 21st day of February, 20 18.

Required Signature for Florida Profit Corporation:

Signature of Chairman, Vice Chairman, Director, Officer, or, if Directors or Officers have not been selected, an **Incorporator:** X [signature]

Printed Name: Mandla J. Gwadiso Title: CEO, Chairman

Required Signature(s) on behalf of Other Business Entity: [See below for required signature(s).]

Signature: X [signature]

Printed Name: MANDLA J. GWADISO Title: CEO, CHAIRMAN

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

Signature: ____________________

Printed Name: ____________________ Title: ____________________

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

If Florida Limited Liability Company:
Signature of a Member or Authorized Representative.

All others:
Signature of an authorized person.

Fees:

Certificate of Conversion:	$35.00
Fees for Florida Articles of Incorporation:	$70.00
Certified Copy:	$8.75 (Optional)
Certificate of Status:	$8.75 (Optional)

FILED
18 FEB 22 PM 3:50
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be: Williamsville Sears Management, Inc.

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:

Principal street address	Mailing address, if different is:
30 Wall Street	
8th Floor	
New York, NY 10005	

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
General Business

ARTICLE IV SHARES
The number of shares of stock is: See Attached

ARTICLE V INITIAL OFFICERS AND/OR DIRECTORS

Name and Title: Mandla J. Gwadiso, CEO, Chairman
Address: 30 Wall Street, 8th Floor
New York, NY 10005

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

Name and Title:
Address:

FILED
18 FEB 22 PM 3: 50
SECRETARY OF STATE
TALLAHASSEE, FLORIDA

ARTICLE VI REGISTERED AGENT

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: Advanced Incorporating Service, Inc.

Address: 1317 California Street

Tallahassee, FL 32304

ARTICLE VII INCORPORATOR

The **name and address** of the Incorporator is:

Name: Mandla J. Gwadiso

Address: 30 Wall Street, 8th Floor

New York, NY 10005

****

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

for Advanced Incorporating Service, Inc. 2-21-18

Required Signature/Registered Agent Date

I submit this document and affirm that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Gwadiso 2-21-18

Required Signature/Incorporator Date

FILED

18 FEB 22 PM 3: 50

SECRETARY OF STATE

TALLAHASSEE, FLORIDA

Name of the Corporation

The name of the incorporation shall be:

Williamsville Sears Management, Inc.

Authorized Stock

A. COMMON STOCK: The aggregate number of shares of common stock (the "Common Stock") authorized to be issued by this Corporation shall be Fifteen Billion (15,000,000,000), with a par value of $0.001 per share. Each share of issued and outstanding Common Stock shall entitle the holder thereof to fully participate in all shareholder meetings, to cast one vote on each matter with respect to which shareholders have the right to vote, and to share ratably in all dividends and other distributions declared and paid with respect to the Common Stock, as well as in the net assets of the corporation upon liquidation or dissolution.

B. PREFERRED STOCK: The Corporation is authorized to issue One hundred million (100,000,000) shares of $0.001 par value preferred stock (the "Preferred Stock"). The Board of Directors is expressly vested with the authority to divide any or all of the Preferred Stock into series in addition to those set forth below and to fix and determine the relative rights and preferences of the shares of each series so established, provided, however, that the rights and preferences of various series may vary only with respect to:

(a) the rate of dividend;
(b) whether the shares may be called and, if so, the call price and the terms and conditions of call;
(c) the amount payable upon the shares in the event of voluntary and involuntary liquidation;
(d) sinking fund provisions, if any, for the call or redemption of the shares;
(e) the terms and conditions, if any, on which the shares may be converted;
(f) voting rights; and
(g) whether the shares will be cumulative, noncumulative or partially cumulative as to dividends and the dates from which any cumulative dividends are to accumulate.

The Board of Directors shall exercise the foregoing authority by adopting a resolution setting forth the designation of each series and the number of shares therein and fixing and determining the relative rights and preferences thereof. The Board of Directors may make any change in the designation, terms, limitations and relative rights or preferences of any series in the same manner, so long as no shares of such series are outstanding at such time.

Within the limits and restrictions, if any, stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series, the Board of Directors is authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of such series. In case the number of shares of any series shall be so decreased, the share constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

The aggregate par value of both of which is $15,100, 000.00.

C. CERTIFICATE OF DESIGNATION, SERIES A PREFERRED STOCK

1. DESIGNATION. This class of stock of this Corporation shall be named and designated "Series A Preferred Stock". It shall have 1,000 shares authorized at $0.0001 par value per share.

2. CONVERSION RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals twenty percent (20%)the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of conversion. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation.

b. The total aggregate shares of Series A Preferred Stock issued shall be convertible into the number of shares of Common Stock equal to:

[the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of all shares of Preferred Stocks issued and outstanding at time of conversion}]

multiplied by:

[twenty percent (20%)]

3. ISSUANCE. Shares of Series A Preferred Stock may only be issued as directed by a majority vote of the Board of Directors.

4. VOTING RIGHTS.

a. If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to twenty percent (20%) the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of vote, plus ii) the total number of shares of all classes of Preferred Stocks which are issued and outstanding at the time of vote.